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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported)   DECEMBER 23, 2004
                                                         -----------------------

                                  NETGURU, INC.
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             (Exact name of registrant as specified in its charter)

          DELAWARE                     000-28560                22-2356861
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA    92887
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               (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code            (714) 974-2500
                                                  ------------------------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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         Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 23, 2004, netGuru, Inc. (the "Company") issued securities to Laurus Master Fund, Ltd. ("Laurus") in a private placement transaction. Laurus is an existing secured creditor of the Company and also beneficially owns more than 5% of the Company's outstanding shares of common stock, disregarding the conversion limitations described in Item 2.03. Information regarding the transaction is incorporated into this Item 1.01 from Items 2.03, 3.02 and 9.01 of this report.

         ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
                    UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On December 23, 2004, the Company entered into a Securities
Purchase Agreement ("Agreement") with Laurus. Pursuant to the Agreement, the Company sold to Laurus a convertible note ("Convertible Note") in the original principal amount of $1,000,000 that is scheduled to mature on December 23, 2007 ("Maturity Date"). In connection with the purchase of the Convertible Note, the Company paid Laurus Capital Management, LLC, manager of Laurus a $5,000 fee and reimbursed Laurus for $5,000 of expenses in connection with the offering. The net proceeds from the sale of the Convertible Note will be used for working capital.

         In connection with the Convertible Note, the Company also issued to Laurus a five-year warrant ("Warrant") to purchase 130,000 shares of the Company's common stock at an exercise price of $1.56 per share. The Warrant contains a "cashless exercise" feature such that if the market price of the Company's common stock exceeds the per share exercise price, Laurus may, at its option, exchange the right to purchase all or part of the maximum shares underlying the Warrant for that number of shares equal in value to the amount by which the closing price of a share of the Company's common stock on the business day immediately preceding the exercise date exceeds the exercise price, multiplied by the number of shares to be purchased at that exercise price.

         The Convertible Note bears an annual interest rate of the greater of prime rate plus 1% or 5% and requires monthly interest payments in arrears on the first business day of each month beginning February 1, 2005 through the Maturity Date. The interest rate may be adjusted downward following effective registration of the shares underlying the Convertible Note with the Securities and Exchange Commission ("SEC") if certain increases occur in the closing price of the Company's common stock.

         The Convertible Note requires monthly principal payments of $30,000 beginning July 1, 2005 through the Maturity Date. The remaining balance of principal including any accrued and unpaid interest is due on the Maturity Date. The Convertible Note may be repaid, in cash or through the conversion of a portion of the Convertible Note reflecting the scheduled principal payment into shares of the Company's common stock. Payment of the monthly principal amount by conversion into shares must be made at the fixed conversion price of $1.29 per share (subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like, and in connection with future issuances of the Company's common stock at prices per share below the then-applicable conversion price) if the following conversion criteria are met:

         (1)      the shares are registered with the SEC for public resale,
         (2) the average closing price of the common stock for the 5 trading days preceding a repayment date is at least 110% of the fixed conversion price, and
         (3) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 30-day trading period immediately preceding the applicable repayment date.

Any amount of the monthly principal amount that cannot be converted into Company's common stock due to failure to meet the conversion criteria must be paid at a rate of 102% of the monthly principal amount.

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         Laurus may convert at the fixed conversion price amounts due under the
Convertible Note if the underlying shares are registered for resale or an exemption from registration is available and no event of default under the Convertible Note remains uncured or remains unwaived by Laurus.

         In addition, Laurus is subject to a contractual 4.99% beneficial ownership limitation that prohibits Laurus from converting the Convertible Note and the Warrant if and to the extent that the conversion or exercise would result in Laurus, together with its affiliates, beneficially owning more than 4.99% of the Company's outstanding common stock. However, this 4.99% limitation automatically becomes void upon an event of default under the Convertible Note, and can be waived by Laurus upon 75 days' advance notice to the Company, provided that Laurus may not beneficially own more than 19.99% of the Company's outstanding common stock. In addition, this 4.99% limitation does not prevent Laurus from converting the Convertible Note into or exercising the Warrant for shares of common stock and then reselling those shares in stages over time where Laurus and its affiliates do not, at any given time, beneficially own shares in excess of the 4.99% limitation. Further, a contractual limitation that prohibits Laurus from converting the Convertible Note or exercising the Warrant if, and to the extent, the conversion or exercise would result in Laurus and its affiliates beneficially owning more than 3,767,730 shares of the Company's common stock, will be removed if and when the Company obtains stockholder approval at Laurus' request.

         The Company may also prepay the amount of the Convertible Note in cash by paying 104% of the principal balance together with any accrued but unpaid interest.

         In the event of a default and continuation of a default, Laurus may accelerate the payment of the principal balance requiring the Company to pay 115% of the entire principal balance outstanding on that date. In the event of a default and continuation of default, the Company is also required to pay an additional interest at the rate of 5% per annum on all unpaid principal balance until the default is cured or waived. Events of default that would give rise to automatic acceleration of payment of the principal balance and an increase in annual interest rate on unpaid principal balance include:

         o        A failure to pay principal, interest or fees;
         o        Breach of covenant, representations and warranties;
         o        A receiver or trustee for the Company is appointed;
         o Any judgment against the Company or any of its assets in excess of $250,0000 that remains unvacated, umbonded or unstayed for ninety days;
         o Bankruptcy, insolvency, liquidation or reorganization proceedings against the Company that is not resolved within 30 days;
         o Trading stop in Company's common stock that is in effect for more than five days;
         o        Failure to deliver Company's stock or replacement note;
         o Occurrence of default or continuation of default in related or other agreements with Laurus; and
         o        Change in control of ownership of the Company.

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         As security for payment of the Convertible Note, the Company granted to
Laurus a continuing general security interest in the Company's assets.

         The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be re-offered or re-sold in the United States absent registration or availability of an applicable exemption from registration. The Company has agreed to file a registration statement with the SEC to register the public resale by Laurus of the common stock to be issued upon conversion of the Convertible Note and exercise of the Warrant.

        The registration obligations require, among other things, that the Company file an initial registration statement with the Securities and Exchange Commission no later than the 30th day following the closing date and cause the registration statement to be declared effective no later than the 150th day following the closing date. If the Company is unable to meet these obligations or is unable to maintain the effectiveness of the registration in accordance with the requirements of the Registration Rights Agreement, then the Company will be required to pay to Laurus monthly liquidated damages equal to 1% of the original principal amount of the Convertible Note.

        With the exception of previously disclosed issuances or stock and stock options granted to employees and directors of the Company, the Company is prohibited from issuing any securities, Convertible or freestanding, prior to the full repayment or conversion of the Convertible Note together with all related accrued and unpaid interest and fees.

         The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, Warrant, Convertible Note, Security Agreement and Registration Rights Agreement that are attached as exhibits to this report.

         Item 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

         As described elsewhere in this report, on December 23, 2004, netGuru issued securities to Laurus. Information regarding the issuances is incorporated into this Item 3.02 from Items 1.01, 2.03 and 9.01 of this report.

         On December 8, 2004, the Company converted $104,000 of its outstanding indebtedness under the Convertible Note issued December 4, 2003 to Laurus into 80,000 shares of its common stock. The 80,000 shares of common stock were issued to Laurus at the fixed conversion price of $1.30 per share.

         On December 28, 2004, the Company converted $195,000 of outstanding indebtedness under the Convertible Notes issued December 12, 2002 and December 4, 2003 to Laurus into 150,000 shares of its common stock. The 150,000 shares of common stock were issued to Laurus at the fixed conversion price of $1.30 per share.

         On December 28, 2004, the Company also issued 50,000 shares of its common stock to one accredited investor upon exercise of a previously issued warrant for total proceeds of $50,000.

         Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were accredited and had access to the kind of information registration would provide. Appropriate investment representations were obtained, and the securities were issued with restricted securities legends.

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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.
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             Not applicable.

         (b) Pro Forma Financial Information.
             --------------------------------

             Not applicable.

         (c) Exhibits.
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             Number   Description
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             10.1     Security Agreement dated December 23, 2004 by and between
                      netGuru, Inc. and Laurus Master Fund, Ltd.

             10.2 Common Stock Purchase Warrant dated December 23, 2004 issued by netGuru, Inc. in favor of Laurus Master fund, Ltd.

             10.3 Registration Rights Agreement dated December 23, 2004 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

             10.4 Securities Purchase Agreement dated December 23, 2004 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

             10.5 Secured Convertible Term Note dated December 23, 2004 in the principal amount of $1,000,000 made by netGuru, Inc. in favor of Laurus Master Fund, Ltd.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 30, 2004           NETGURU, INC.

                                   By: /S/ BRUCE K. NELSON
                                       -----------------------------------------
                                        Bruce K. Nelson, Chief Financial Officer

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                         EXHIBITS FILED WITH THIS REPORT

Number   Description
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10.1     Security Agreement dated December 23, 2004 by and between netGuru, Inc.
         and Laurus Master Fund, Ltd.

10.2 Common Stock Purchase Warrant dated December 23, 2004 issued by netGuru, Inc. in favor of Laurus Master fund, Ltd.

10.3 Registration Rights Agreement dated December 23, 2004 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

10.4 Securities Purchase Agreement dated December 23, 2004 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

10.5 Secured Convertible Term Note dated December 23, 2004 in the principal amount of $1,000,000 made by netGuru, Inc. in favor of Laurus Master Fund, Ltd.

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